EXHIBIT 16.0


                       NEWPORT INTERNATIONAL GROUP INC.
                         11863 Wimbledon Circle, #418
                          Wellington, Florida  33414
                              Tel: (561) 389-6725
                              Fax: (561) 333-9590


May 30, 2003

VIA FACSIMILE TO (954) 525-2004

Rachlin Cohen & Holtz LLP
450 East Las Olas Boulevard
Suite # 950
Ft. Lauderdale, FL 33301

Re:  Newport International Group Inc.

Dear Sir/Madam:

We have received your letter dated May 29, 2003 regarding the client-auditor relationship between Newport International Group Inc. and Rachlin Cohen & Holtz LLP has ceased. In this connection, we are required to file a Form 8-K with the Securities and Exchange Commission and to include a letter from your firm agreeing with the contents of the Form 8-K or stating reasons you believe it not to be accurate.

We are enclosing a copy of the Form 8-K which we intend to file with the Securities and Exchange Commission. We are requesting that you provide a letter to accompany that filing as required by the regulations.

We would appreciate receiving your signed letter as soon as possible.

Thank you.

Sincerely,


/S/ SOLOMAN LAM
---------------------------
Soloman Lam, President